STOCK PURCHASE AGREEMENT


     STOCK  PURCHASE  AGREEMENT  made as of November 10,  2000  between  NAVTECH
APPLIED   RESEARCH   INC.,   an  Ontario   corporation   (the   "Seller"),   and
Robert N. Snyder (the "Purchaser").

     WHEREAS, the Seller desires to sell to the Purchaser, and the Purchaser desires to acquire from the Seller, an aggregate of one hundred fifty thousand (150,000) shares of Common Stock (the "Shares") of Navtech, Inc. (the "Company"), subject to the terms and conditions set forth herein.

     WHEREAS, the Seller is an affiliate of the Company for purposes of Rule 144, promulgated under the Securities Act of 1933, as amended.

     NOW, THEREFORE, for and in consideration of the mutual representations and covenants hereinafter set forth, the parties hereto do hereby agree as follows:

1.       Purchase of Shares.
         ------------------

         1.1 For and in consideration of the Purchase Price (as hereinafter defined), at the Closing (as hereinafter defined), the Seller shall sell to the Purchaser, and the Purchaser shall buy from the Seller, all of the Shares.

         1.2 The aggregate purchase price for the Shares shall be one hundred fifty thousand dollars ($150,000) (the "Purchase Price").

         1.3 The Purchase Price shall be paid by the Purchaser to the Seller on January 12, 2001 (the "Closing").

         1.4 On the Closing date, simultaneous with the payment of the Purchase Price, the Seller shall deliver a stock certificate representing the Shares to the Purchaser, duly endorsed for transfer or accompanied by a stock power duly executed.

2.       Representations by Purchaser.
         ----------------------------

         The Purchaser understands and agrees that the Seller is relying and may rely upon the following representations and warranties made by the Purchaser in entering into this Agreement:

         2.1 The Purchaser recognizes that the purchase of the Shares involves a high degree of risk and is suitable only for persons of adequate financial means who have no need for liquidity in this investment in that (i) he may not be able to liquidate his investment in the event of emergency; (ii) transferability is extremely limited; and (iii) he could sustain a complete loss of his investment.

         2.2 The Purchaser represents that he (i) is competent to understand and does understand the nature of this investment; and (ii) is able to bear the economic risk of this investment.

         2.3 The Purchaser represents that he is an "accredited investor," as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the "1933 Act"), as a result of the application to him of the criteria set forth on Exhibit A attached hereto (please indicate on such Exhibit A by a checkmark the one or more criteria which apply).



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         2.4 The Purchaser acknowledges that he has significant prior investment experience, including investment in restricted securities, and that he has read all of the documents furnished or made available to him to evaluate the merits and risks of such an investment on his behalf.

         2.5 The Purchaser hereby represents that he has been furnished with the Company's Annual Report on Form 10-KSB for the fiscal year ended October 31, 1999, Quarterly Reports on Form 10-QSB for the fiscal quarters ended January 31, 2000, April 30, 2000 and July 31, 2000, all other reports filed by the Company with the Securities and Exchange Commission (the "SEC") since October 31, 1999, as well as all other information regarding the Company which he had requested or desired to know; that all documents which could be reasonably provided have been made available for his inspection and review; and that he has had the opportunity to consult with his own tax or financial advisor concerning an investment in the Company.

         2.6 The Purchaser represents that the Shares are being acquired for his own account, for investment and not for distribution to others. The Purchaser agrees that he will not sell, transfer or otherwise dispose of the Shares unless they are registered under the 1933 Act or unless an exemption from such registration is available.

         2.7 The Purchaser acknowledges and agrees that counsel to the Company will be relying, and may rely, upon the Purchaser's representations contained in this Agreement in connection with any opinion of counsel given with regard to the purchase of the Shares by the Purchaser and any subsequent transfer of the Shares by the Purchaser and agrees to advise the Company and its counsel in writing in the event of any change in any of the foregoing.

         2.8 The Purchaser understands that the certificate evidencing the Shares bears a legend stating that the Shares have not been registered under the 1933 Act and setting forth or referring to the restrictions on transferability and sale thereof. The Purchaser is aware that the Company will make a notation in its appropriate records with respect to the restrictions on the transferability of the Shares.

         2.9 The address set forth below is the Purchaser's true and correct residence.

3.       Representations by the Seller and the Company.
         ---------------------------------------------

         The Seller represents and warrants to the Purchaser as follows:

         3.1 The Seller is a corporation duly organized, existing and in good standing under the laws of the province of Ontario and has the corporate power to conduct its business.

         3.2 The execution, delivery and performance of this Agreement by the Seller has been duly approved by the Board of Directors of the Seller.

         3.3 The Seller is the sole record and beneficial owner of the Shares, free and clear of all liens, pledges, security interests, encumbrances, restrictions, subscriptions, hypothecations, charges



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and claims of any kind whatsoever and has the absolute and unqualified  right to transfer the Shares to the Purchaser pursuant to the terms of this Agreement.

         The Company represents and warrants to the Purchaser as follows:

         3.4 The Company is a corporation duly organized, existing and in good standing under the laws of the state of Delaware and has the corporate power to conduct its business.

         3.5 The Shares have been duly and validly authorized and are duly and validly issued, fully paid and nonassessable.

4.       Miscellaneous.
         -------------

         4.1 Any notice or other communication given hereunder shall be deemed sufficient if in writing and hand delivered or sent by first class mail, postage prepaid, or overnight mail, addressed to the Seller at 175 Columbia Street West, Suite 102, Waterloo, Ontario Canada N2L 5Z5, Attention: Corporate Secretary, and to the Purchaser at his address indicated on the last page of this Agreement. Notices shall be deemed to have been given on the date of mailing, except notices of change of address, which shall be deemed to have been given when received.

         4.2 This Agreement shall not be changed, modified or amended except by a writing signed by the party to be charged, and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged.

         4.3 The Purchaser may assign his right to acquire the Shares to one or more assignees provided that the assignee(s) execute and deliver to the Seller a letter pursuant to which they make each of the representations and warranties provided for in Section 2 hereof. The foregoing right to assign shall not relieve the Purchaser of his obligations hereunder.

         4.4 This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective successors and permitted assigns. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature between them.

         4.5 This Agreement and its validity, construction and performance shall be governed in all respects by the laws of the State of Delaware, applicable to agreements to be performed wholly within the State of Delaware.

         4.6    All dollar amounts in this Agreement are United States dollars.

         [Rest of Page Intentionally Left Blank; Signature Page Follows]




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         IN WITNESS WHEREOF,  the parties have executed this Agreement as of the date first written above.


                                       Robert N. Snyder
                                       ---------------------------------
                                       Name of Purchaser
                                       (Please Print)

                                       /s/ Robert N. Snyder
                                       ---------------------------------
                                       Signature of Purchaser


                                       ---------------------------------
                                       Address of Purchaser

                                       NAVTECH APPLIED RESEARCH INC.

                                       By: /s/ Dorothy English
                                       ---------------------------------
                                       Name and Title of Authorized Signatory
                                       (Please Print)



                                       AS TO SECTIONS 3.4 AND 3.5 ONLY:


                                       NAVTECH, INC.

                                       By:  /s/ Duncan Macdonald
                                       ---------------------------------
                                       Name and Title of Authorized Signatory
                                       (Please Print)




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                                    EXHIBIT A

A.       For an individual (i.e.,  a natural person):
                ----------  ----

   1)The undersigned had an individual income in excess of $200,000 (or in --- excess of $300,000 with his or her spouse) in each of the past two years and has a reasonable expectation of reaching the same income level in the current year; or

 X 2)The undersigned has an individual net worth, or joint net worth with his --- or her spouse, of more than $1,000,000.

Note:For the purpose of determining net worth, the undersigned may include, without limitation, the value of his or her spouse's principal residence, home furnishings and automobiles.

B.       For a legal entity (i.e., other than a natural person):
               ------------  ----

___1)The  undersigned is (a) any bank, as defined in Section 3(a)(2) of the 1933
     Act, or a savings and loan  association or other  institution as defined in
     Section 3(a)(5)(A) of the 1933 Act, whether acting in its individual or fiduciary capacity; (b) any broker or dealer registered pursuant to Section 23 of the Securities Exchange Act of 1934, as amended (the "Exchange Act");
     (c) any insurance company, as defined in Section 2(13) of the 1933 Act; (d) any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 310(c) or (d) of the Small Business Investment Act of 1958; (e) any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees if such plan has total assets in excess of $5,000,000; or an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 ("ERISA"), if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, that is either a bank, savings and loan association, insurance company or registered in vestment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors; or

___2)The undersigned is a "private business  development  company" as defined in
     Section 202(a)(22) of the Investment Advisers Act of 1940; or

___3)The undersigned is an organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust,



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     or  partnership,  not  formed  for  the  specific  purpose  of  making  the investment, with total assets in excess of $5,000,000; or

___4)The undersigned is a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Units, and the purchase of the units is directed by a sophisticated person as described in Rule 506(b)(2) (ii) promulgated under the Exchange Act.

___5)The undersigned is an entity in which all of the equity owners are accredited investors.


TO BE COMPLETED BY INDIVIDUAL(S)                   TO BE COMPLETED BY
                                                   CORPORATE, PARTNERSHIP,
                                                   LIMITED LIABILITY COMPANY
                                                   OR TRUST
Robert N. Snyder
---------------------------------                  ----------------------------
Name of Individual                                 Name
[Please Print]                                     [Please Print]


---------------------------------
Name of Other Individual- if
Jointly Held [Please Print]
                                                  By:--------------------------
/s/ Robert N. Snyder                                 Authorized Signatory
---------------------------------
Signature of Individual


---------------------------------                  ----------------------------
Signature of Other Individual,                     Name and Title of Authorized
if applicable                                      Signatory [Please Print]


---------------------------------                  ----------------------------
Address(es) of Individual(s)                       Address



---------------------------------                  ----------------------------
Social Security                                    Taxpayer Identification
Number(s) of Individual(s)                         Number


---------------------------------                  ----------------------------
Date of Execution                                  Date of Execution


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